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                                  EXHIBIT 16.1

                   [Letterhead of PricewaterhouseCoopers LLP]

March 28, 2000

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Candela Corporation (copy attached) which we understand will be filed with the Commission pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated March 21, 2000. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

cc:  Mr. F. Paul Broyer, Chief Financial Officer - Candela Corporation


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